Exhibit 99.1

DTS Reports First Quarter 2009 Results

Agoura Hills, Calif. — May 11, 2009 — DTS, Inc. (Nasdaq: DTSI) today announced its financial results for the first quarter ended March 31, 2009.

For the first quarter of 2009, DTS reported revenue of $17.3 million, an increase of 13% from the prior year’s first quarter, and GAAP income from continuing operations of $190,000, or $0.01 per diluted share. This compares to revenue of $15.2 million and GAAP income from continuing operations of $3.3 million, or $0.18 per diluted share, reported in the first quarter of 2008.  First quarter 2009 results included $2.6 million, or $0.09 per diluted share net of tax, in expenses related to the Company’s ongoing litigation with Zoran Corporation, and $880,000, or $0.05 per diluted share, in tax adjustments related to ongoing prior year tax audits.

Excluding these items, net income from continuing operations would have been $0.15 per diluted share (non-GAAP).

The first quarter of 2009 results included $1.5 million, or $0.05 per diluted share net of tax, in stock-based compensation expense and $225,000, or $0.01 per diluted share net of tax, in amortization of intangible assets associated with the Neural Audio acquisition.

First quarter 2009 operating income was $1.8 million, or 11% of revenue, compared to $4.4 million in the first quarter of 2008.  Excluding expenses related to the Company’s ongoing litigation with Zoran Corporation, first quarter 2009 operating income would have been $4.4 million, or 26% of revenue (non-GAAP).

DTS closed the first quarter with cash, cash equivalents and short-term investments of $75.7 million up $8 million during the quarter.

“Despite continued uncertainty in the overall economy, certain segments of the entertainment and consumer electronics markets are performing reasonably well,” commented Jon Kirchner, president and CEO of DTS, Inc. “The market for Blu-ray products continues to accelerate with declining price points, greater hardware and content availability, and increasing retail presence.  Notably during the quarter, our Blu-ray-related PC revenue grew 5x over the prior’s year first quarter.  We are encouraged by recent developments in Blu-ray across all market segments.

“From a core operations perspective, we had good financial results in the first quarter, reporting solid revenue and operating margins excluding the litigation charges.   Looking forward, we continue to expect 2009 fiscal year revenue of $65 to $69 million, including approximately $4 million in royalty recoveries. Due to intensifying activity levels, the sensitive nature of disclosure, and the variability of potential financial outcomes, our guidance for the remainder of the year will exclude costs related to the Zoran legal proceedings.  As such, we are planning on our non-GAAP earnings to be in the range of $0.55 to $0.60 per diluted share.”

Non-GAAP Financial Measures

In this earnings release and during our earnings conference call and webcast as described below, we use or plan to discuss certain non-GAAP financial measures. We computed non-GAAP net income per share from continuing operations by excluding expenses related to our ongoing litigation with Zoran Corporation and tax adjustments related to ongoing prior year tax audits.  We computed non-GAAP operating income and margin by excluding expenses related to our ongoing litigation with Zoran Corporation.  In addition, the non-GAAP earnings guidance for 2009 presented in this press release excludes expenses that may be incurred or any settlement payments that may result from our ongoing legal proceedings with Zoran Corporation.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide useful information for comparing the Company’s results of operations in 2009 to those reported in 2008 and historically by excluding items that may be non-recurring or may occur at unpredictable levels from period to period.  In addition, we cannot reasonably estimate the financial implications of our legal proceedings with Zoran Corporation on the remainder of 2009 at this time.  The non-GAAP financial information presented in this press release and during our conference call should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. This press release contains a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures as required under SEC rules.

Conference Call Information

DTS will broadcast a conference call today, Monday, May 11, 2009, starting at 1:30 p.m. Pacific Time. To access the conference call, dial 800-219-6110 or 303-262-2175 (outside the U.S. and Canada). The live webcast of the call will be available from the Investor Relations section of the Company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time on May 11, 2009 through May 18, 2009, by dialing 800-405-2236 or 303-590-3000 (outside the U.S. and Canada) and entering the pass code 11130589#.

About DTS

DTS, Inc. (NASDAQ: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Blu-ray Disc and Surround Music software. Founded in 1993, DTS’ corporate headquarters are located in Agoura Hills, California with its licensing operations headquartered in Limerick, Ireland. DTS has US offices in Kirkland, Washington and Scotts Valley, California.  DTS also has offices in Canada, China, France, Hong Kong, Japan, South Korea, Taiwan and the United Kingdom. For further information, please visit www.dts.com. DTS is a registered trademark of DTS, Inc.

Investor Contacts:	Press Contact:

Erica Abrams or Matthew Hunt	David Blasucci
The Blueshirt Group for DTS	Director of Marketing Communications
415-217-7722	DTS, Inc.
erica@blueshirtgroup.com	818-827-2279
matt@blueshirtgroup.com	david.blasucci@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company’s inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the duration, expense and outcome of the legal proceedings with Zoran Corporation, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company’s research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

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TABLES TO FOLLOW

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	March 31,
	2008	2009

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,658	$40,711
Short-term investments	42,365	34,984
Accounts receivable, net of allowance for doubtful accounts of $64 and
$174 at December 31, 2008 and March 31, 2009, respectively	8,835	6,276
Deferred income taxes	4,644	4,639
Prepaid expenses and other current assets	1,410	1,276
Income taxes receivable, net	2,467	2,396
Total current assets	85,379	90,282
Property and equipment, net	23,778	25,308
Intangible assets, net	7,557	7,279
Goodwill	972	1,195
Deferred income taxes	13,145	13,847
Long-term investments	6,347	2,684
Other assets	500	590
Total assets	$137,678	$141,185

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,448	$4,528
Accrued expenses and other current liabilities	7,158	5,234
Total current liabilities	8,606	9,762
Other long-term liabilities	3,783	4,811

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at
December 31, 2008 and March 31, 2009; no shares
issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000 shares authorized at
December 31, 2008 and March 31, 2009; 19,290 and
19,382 shares issued at December 31, 2008 and March 31, 2009, respectively; 17,290 and 17,382 outstanding at December 31, 2008
and March 31, 2009, respectively	2	2
Additional paid-in capital	151,894	153,053
Treasury stock, at cost - 2,000 at December 31, 2008 and March 31, 2009	(41,608)	(41,608)
Accumulated other comprehensive income	355	332
Retained earnings	14,646	14,833
Total stockholders' equity	125,289	126,612

Total liabilities and stockholders' equity	$137,678	$141,185

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2008	2009
	(Unaudited)

Revenue	$15,210	$17,262
Cost of revenue	294	445
Gross profit	14,916	16,817
Operating expenses:
Selling, general and administrative	8,797	12,788
Research and development	1,763	2,183
Total operating expenses	10,560	14,971
Income from operations	4,356	1,846
Interest and other income, net	879	144
Income from continuing operations before income taxes	5,235	1,990
Provision for income taxes	1,984	1,800
Income from continuing operations	3,251	190
Loss from discontinued operations, net of tax	(1,934)	(3)
Net income	$1,317	$187

Earnings per share - basic:
Income from continuing operations	$0.19	$0.01
Discontinued operations, net of tax	(0.11)	-
Net income	$0.08	$0.01

Earnings per share - diluted:
Income from continuing operations	$0.18	$0.01
Discontinued operations, net of tax	(0.11)	-
Net income	$0.07	$0.01

Weighted average shares used to compute
net income per common share:
Basic	17,527	17,067
Diluted	18,059	17,322